                                                                    Exhibit 16.1



December 20, 1996

Securities and Exchange Commission
450 Fifth Street, NW
Washington D.C. 20549


Dear Sirs:

We have read the second paragraph of the Expert section on page 92 of Form S-4 filed on Registration Statement Number 333-_____ dated December 27, 1996 of International Home Foods, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                        ARTHUR ANDERSEN LLP